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                                                                   EXHIBIT 10.20


                            TIMBER PURCHASE AGREEMENT


         By this Agreement, executed as of the ____ day of June, 1999, FRONTIER RESOURCES, LLC ("Frontier"), an Oregon Limited Liability Company, and PIONEER RESOURCES, LLC ("Pioneer"), an Oregon limited liability company, agree as follows:

         1. PURCHASE AND SALE. Frontier hereby purchases from Pioneer and Pioneer hereby sells to Frontier "the Timber" (as defined in Section 2, below) on the real property described on Exhibits A-1 (the "First Property") and A-2 (the "Second Property") attached hereto, which is approximately 15,080 acres situated in Wheeler, Morrow, Umatilla and Grant Counties, Oregon and Columbia County Washington. The First Property and the Second Property are herein collectively referred to as "the Premises".

         2. THE TIMBER. The term "the Timber" shall mean the merchantable timber standing or lying on the Premises during the term of this Agreement which is included in the following description:

                  2.1 VOLUME. 18,000 MBF (the "Volume"), net short log Scribner scale, to be designated with blue paint by Pioneer from the timber located on the Premises. Pioneer agrees to first designate the Timber on the First Property and shall only designate Timber on the Second Property if the Volume cannot reasonably be designated on the First Property. Pioneer agrees to designate the Timber in an orderly and timely fashion so as to not unreasonably interfere or delay the harvest and removal of the Timber by Frontier.

                  2.2 SPECIES. Ponderosa pine, Douglas fir, western larch, white fir, Engelmann spruce, and lodgepole pine.

                  2.3 SIZE. For standing trees, tree segments which will produce a 16' log to a minimum 6" top, inside bark diameter. For down trees, tree segments which will produce an 8' log to a minimum 6" top, inside bark diameter.

         3. PRICE. The purchase price for the Timber is Four Million Thirty Three Thousand Nine Hundred Eighty Dollars ($4,033,980) (the "Purchase Price"). Frontier shall account for and report to Pioneer, in accordance with Sections 6 and 7 of this Agreement, all volumes of the Timber harvested from the Premises and all volumes of timber in excess of the Volume harvested from the Premises. Frontier shall pay Pioneer, in addition to said purchase price, the following stumpage price for any excess volumes of timber incidentally cut or removed by Frontier: $288/MBF, net short log Scribner scale, all species, camp run. Title to and risk of loss shall remain with Pioneer for any volume in excess of the Volume until the timber is severed from the

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stump. However, nothing in the three preceding sentences shall be construed to allow Frontier to cut or remove any volume of timber substantially in excess of the volume set forth in Section 2.1, above, or unilaterally to make any material variance in the logging plan approved by Pioneer pursuant to the provisions of
Section 12.2, below.

         4. REMOVAL SCHEDULE. Subject to unusual weather conditions or other events of force majeure, Frontier will use its best efforts to complete harvest and removal of the Timber not later than March 31, 2002. Frontier will promptly notify and confer with Pioneer as soon as Frontier knows of circumstances that may prevent compliance with the schedule set forth above. Notwithstanding any such unusual weather conditions or other events of force majeure, the period within which Frontier shall be required to harvest and remove the Timber shall not extend beyond December 31, 2002.

         5.       TERMS OF PAYMENT.

                  5.1 On execution of this Agreement, Frontier will pay to Pioneer the Purchase Price. Upon receipt of the Purchase Price, Pioneer shall deliver to Frontier the timber deeds in the form attached hereto as Exhibits B-1 and B-2 (collectively the "Timber Deeds") and all other documents reasonably requested by Frontier to effect the intent of this Agreement.

                  5.2 If, for any reason, the volume of merchantable logs removed from the Premises is less than the Volume, the purchase price shall not be adjusted and no portion thereof shall be refundable or rebatable, it being understood and agreed that Frontier shall have all risk with respect to existing and future volumes of timber on the Premises and all risk of loss except as set forth in Section 3 above.

                  5.3 Unless directed otherwise in writing, Frontier shall make payments to Pioneer at its address set forth in this Agreement for the purpose of providing notice.

         6. UTILIZATION STANDARDS. Frontier shall remove from the Premises any merchantable log manufactured from severed timber. Merchantable logs shall be those logs containing 10 board feet or more of sound, usable wood, and having a minimum log diameter of 6" inside the bark at the small end and having a minimum of 8 feet in length. Any log containing less than one-third net merchantable volume that is inadvertently transported to a log yard shall be the property of Frontier, but Frontier shall have no obligation to pay for such culls.

         7.       SCALING.

                  7.1 All loads shall be weighed at Frontier log yards, or those of an affiliate of Frontier, with a scale ticket that notes gross, tare, and net weights. All mixed species loads will be 100 percent rollout scaled. Loads sorted by species shall be scaled one in five on a random basis to determine the applicable board foot per pound conversion factor to be used to calculate

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the volume of those loads weighed, but not scaled. Scaling will follow the rules and procedures identified under the U.S. Forest Service Handbook, FSH 2409.11, and/or the "Official Rules" of the Columbia River Log Scaling and Grading
Bureau, January 1, 1982 Edition, Reprinted January 1, 1995. All scaling will be done at the expense of Frontier, or an affiliate of Frontier, and through an independent third party log scaling and grading bureau using one of the above-identified procedures.

                  7.2 Frontier shall provide Pioneer monthly with copies of volume reports showing the amount of Timber removed from the Premises during the preceding month and the amount of any timber in excess of the Volume so removed. Each such volume report shall be accompanied by payment from Frontier to Pioneer for any such excess timber.

         8.       TERM.

                  8.1 Frontier shall have from the date hereof until March 31, 2002 (the "Termination Date"), to cut and remove the Timber from the Premises, provided that in the case of an event of force majeure the Termination Date shall be extended for the period of delay caused by such event of force majeure, but in no event shall such Termination Date be extended beyond December 31, 2002. Thereafter, all right, title, and interest to the Timber shall revert to Pioneer. Upon the expiration of the term of this Agreement or any earlier termination of this Agreement, Frontier shall execute and deliver to Pioneer a recordable termination and release of all rights, titles, interests, powers and privileges of Frontier under this Agreement, in form and substance reasonably acceptable to Pioneer.

                  8.2 Pioneer acknowledges that Frontier will finance all or a portion of the purchase price with a secured loan (the "Loan") from First Union National Bank, as agent ("First Union"). Should Frontier default in making payments under the Loan to First Union pursuant to said secured loan, such that First Union, by the terms of First Union's security agreement with Frontier commences action to succeed to Frontier's rights under this Agreement, then and only then the Termination Date shall be extended for the benefit of First Union to the extent reasonably necessary to cut and remove the balance of the Timber not yet cut and removed by Frontier from the Premises, but in any event not later than September 30, 2003; provided, however, if First Union shall at any time discontinue or abandon such action to succeed, then the extension pursuant to this Section 8.2 shall be deemed to be rescinded and no longer effective. "First Union" shall include any successor or assignee of First Union other than Frontier or Greg Demers or any person or entity affiliated with or related to Frontier or Greg Demers.

                  8.3 During the term of this Agreement as defined in Sections
8.1 and 8.2, above, Pioneer will not cut or remove any merchantable timber standing on the Premises.

         9. PIONEER'S TITLE. Pioneer hereby warrants that it has not granted or created any liens, claims, and encumbrances of any kind against the Timber or the Premises since October 9,

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1998, except those specified on Exhibit C, attached hereto and by this reference made a part hereof.

         10. PASSAGE OF TITLE; RISK OF LOSS. Title to the Timber shall pass to Frontier upon Pioneer's execution and delivery of the Timber Deed. Frontier assumes all risk of loss, damage, or injury to the Timber by fire, windstorm, pestilence, act of God, act of government or other casualty not caused by Pioneer's negligence or intentional misconduct. Pioneer shall pay for and maintain their normal aerial and ground fire patrol duties during the fire seasons for which this contract remains in effect and shall lend their assistance to the best of their capabilities should a fire occur.

         11. TAXES. Pioneer shall pay all taxes levied against the Premises, including fire patrol tax, during the term hereof, and Frontier shall pay all taxes levied by reason of Frontier's harvest and removal of the Timber and any excess timber, including without limitation, the harvest, severance and privilege tax.

         12. HARVEST PRACTICES. Frontier shall conduct its logging operations on the Premises in an efficient, workmanlike manner, in accordance with standard good logging practices as the same prevail in eastern Oregon and pursuant to the provisions of the Oregon Forest Practices Act and in accordance with the following special provisions:

                  12.1 Frontier shall at Frontier's expense perform all requirements of the Oregon Forest Practices Act applicable to Frontier's activity on the Premises, including filing and delivering all notices to the State Forester required by the Oregon Forest Practices Act.

                  12.2 Frontier shall prepare a logging plan for each of the operations listed in Exhibit A. These plans must be submitted to and approved by Pioneer prior to commencement of any activity pursuant to this Agreement and Pioneer shall not delay or withhold approval unreasonably. These plans shall include, among other things, the names, addresses, and telephone numbers of the logging contractor and his field representatives, type of logging equipment to be used, roads to be used, and dates for cutting, yarding, hauling, and current brush piling and cleanup operations. The plan shall conform to the terms of this Agreement. A breach of any logging plan approved by Pioneer pursuant to this Section shall be considered a breach of this Agreement.

                  12.3 Felling of merchantable trees shall be done so as to minimize breakage and waste.

                  12.4 Frontier shall pay all costs of labor and materials and shall keep the properties of Pioneer free from liens and encumbrances which result from Frontier's activities on the Premises.

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                  12.5 Upon written notice to Frontier, Pioneer may temporarily suspend Frontier's operations on certain portions of the Premises during periods of extreme fire danger or whenever, in Pioneer's reasonable judgment, such operations would likely cause excessive damage to lands, water quality, roads or forest soils because of weather conditions during extreme wet periods. Such notice from Pioneer pursuant to this Section 12.5 shall specify on which portion of the Premises Frontier's operations are temporarily suspended and the specific reasons for such suspension. The Termination Date shall be extended one day for any portion of any day which Frontier's operations are suspended by Pioneer pursuant to this Section 12.5.

                  12.6 Upon completion of all logging operations under this Agreement, Frontier shall promptly remove all equipment, refuse, wire rope, litter, scrap and trash brought onto the Premises or deposited along access roads by Frontier, its agents, contractors or employees. All lunch-box garbage, empty oil and grease containers, empty cans or anything of a non-biodegradable nature shall be removed from the Premises on a daily basis.

                  12.7 Frontier shall be responsible for any trespass outside the Premises boundary marked on the ground by Pioneer.

                  12.8 In the event any fuel oil, petroleum products, or other hazardous wastes are deposited on any part of the Premises or along any access roads as a result of any activities of Frontier or Frontier's contractors, Frontier shall promptly notify Pioneer of such fact and shall also immediately remove and clean up the same in full compliance with all provisions of State and Federal law. Frontier shall defend, indemnify and save harmless Pioneer against any and all losses, expenses, damages, claims, fines, charges, liens, liabilities, actions, causes of action or proceedings of any kind relating to the environmental condition of the Premises and arising directly or indirectly out of or in connection with the acts or omissions of Frontier or any of its agents, contractors or employees.

         13. ROAD CONSTRUCTION, USE AND MAINTENANCE. Frontier agrees to and shall comply with the following terms and provisions in constructing, using and maintaining all logging roads:

                  13.1 Frontier shall have the right to build such temporary roads upon the Premises as may be necessary to log the Premises. No road shall be constructed, and no existing road shall be used, until such planned construction or use has been disclosed to and approved by Pioneer as part of the logging plan as provided in Section 12.2 above. In constructing any road, Frontier shall abide by applicable State and Federal laws.

                  13.2 Pioneer shall be responsible for deferred maintenance charges assessed under the Cooperative Maintenance Agreement with the US Forest Service for any volume hauled over cost share roads. Frontier shall be responsible for any other current maintenance or for paying for maintenance of roads used in performing this Agreement except that if there are other users for commercial hauling, performance of or payment for maintenance will be a responsibility

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shared in proportion to use with such other users. Road maintenance shall include keeping culverts, culvert catch basins, and ditches free of debris, grading the road surface, and adding of rock to maintain road surface during periods of log hauling. Within a reasonable period of time after termination of log hauling, Frontier shall leave roads in a condition equal to or better than existed prior to Frontier's logging and hauling operations except as otherwise provided in this Section 13.2. Frontier shall pay all costs in connection with maintenance work attributable to Frontier's use of the roads.

         14. PRESERVATION OF SURVEY MONUMENTS. Should Frontier destroy or damage any survey monuments on the Premises during Frontier's operations, Frontier shall have the monuments replaced by a registered professional land surveyor licensed in Oregon, and shall effect the appropriate filing of the resurvey with the County Surveyor.

         15. DAMAGE TO RESERVED TREES. Reserved trees are those trees on or off the Premises, including wildlife trees, not to be cut by Frontier. If Frontier's activities result in damage to reserved trees as reasonably determined by Pioneer, Frontier shall take such trees and pay for such trees as liquidated damages double the fair market value therefor. If the State Forest Practices Officer determines that Frontier has damaged wildlife trees or logs, then Frontier will be required to remedy the problem in accordance with the State's instructions at Frontier's expense.

         16. SLASH DISPOSAL. Frontier will be responsible for disposal of slash as required by the Oregon Forest Practice Rules and Statutes except for burning. Pioneer will be responsible for burning.

         17. REFORESTATION. Pioneer shall be responsible for reforestation work and costs complying with State requirements except in situations where a violation of the logging plans (referenced in paragraph 12.2) by Frontier or its contractor has created a reforestation liability. In that case Frontier is liable for the costs of reforestation to a level acceptable to Pioneer in its reasonable discretion.

         18. FIRE PRECAUTIONS AND SUPPRESSION. Except as otherwise provided in Section 10 above, during the time that this Agreement remains in force, Frontier shall independently make every reasonable effort to prevent and suppress forest fires on the Premises. Frontier shall be responsible for any expense, liability, or claim of liability resulting from any default by Frontier in performance of its obligations under this Section 18. Frontier shall defend, indemnify and hold harmless Pioneer from all liability to governmental authorities or to public or private parties arising out of Frontier's violation of law, or from fire resulting from the gross negligence or willful misconduct of Frontier.

         19.      ASSUMPTION OF RISKS AND INDEMNITY.

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                  19.1 Pioneer has made no representations as to the present or future conditions of or on its property or the character or amount of traffic on any access roads. Frontier assumes all risks of personal injury or property damage to itself and its employees, agents and contractors in connection with operations under this Agreement.

                  19.2 Frontier shall pay for all damage to Pioneer's property and to the property of any third parties resulting directly or indirectly from the gross negligence or willful misconduct of Frontier, its employees, agents, or contractors in performing this Agreement.

                  19.3 Frontier shall defend, indemnify and save harmless Pioneer against any and all losses, expenses, damages, claims, fines, charges, liens, liabilities, actions, causes of action or proceedings of any kind whatsoever (whether or not arising on account of damage to or loss of property, or injury to or death of any person) arising directly or indirectly out of or in connection with the acts or omissions of Frontier or any of its agents, contractors or employees, except those caused solely by Pioneer's negligence or intentional misconduct. The foregoing indemnification in favor of Pioneer includes, without limitations, any claim for injury to persons or property, nuisance, mechanics' and materialmen' liens, workers' compensation or unemployment taxes, fines and penalties, and any environmental damages. Frontier shall perform all its obligations and carry on all its operations and activities hereunder as an independent contractor and entirely at its own risk and responsibility. Frontier shall be responsible for activities of its subcontractors. Frontier will reimburse Pioneer for all costs reasonably incurred by Pioneer to defend against such claims through attorneys of Pioneer's choice.

                  19.4 Pioneer expressly disclaims, and Frontier expressly acknowledges such disclaimer, making or giving any warranty regarding the costs or feasibility of logging such timber; Frontier acknowledges relying solely upon Frontier's own estimates of said costs and feasibility.

         20. INSURANCE. At all times during the period of this Agreement and any extension thereof or until all work required by this Agreement is completed, Frontier shall have in effect comprehensive property damage and personal injury liability insurance, including coverage for motor vehicles, as required by this section. The insurance shall be in the amounts specified and shall afford the coverage as described below.

         Frontier shall have worker's compensation insurance meeting statutory requirements for all Frontier's employees, and shall require Frontier's contractors and subcontractors to have worker's compensation insurance covering all employees involved in operations hereunder.

         Within twenty (20) days of written request by Pioneer, Frontier shall furnish to Pioneer certificates of insurance evidencing that the required insurance has been issued to Frontier or to its contractors or subcontractors, as the case may be, and is in force on the date of the certificates. The insurance shall be written by a company or companies authorized to do business in the State

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of Oregon. The issuing company or companies shall agree on the certificate or an attachment thereto that Pioneer shall be given thirty (30) days prior written notice of intended cancellation of the insurance. Pioneer, its agents, owners and employees shall be named as additional insured parties under all said property damage, comprehensive and personal injury liability insurance policies. Frontier shall at all times during the period of this Agreement and any extension thereof or until all work required by this Agreement is completed have in effect loggers broad form property damage and public liability insurance coverage, with the contractual liability exclusion deleted, in the amounts specified below:

                  Bodily Injury or Death:
                           Each Person                        $2,000,000
                           Each Occurrence                    $2,000,000

                  Property Damage:
                           Any One Occurrence                 $2,000,000


         If any said policy shall lapse or shall be canceled at any time during the life of this Agreement, Pioneer shall have the right immediately to suspend all of Frontier's logging activities hereunder until insurance requirements are fully met by Frontier.

         21. EXAMINATION OF LOCATIONS AND CONDITIONS. It is understood that Frontier, before signing this Agreement, has made a careful examination thereof and an analysis of all requirements and specifications set forth herein; that Frontier has independently evaluated the character of the work required, and has not relied upon estimates by Pioneer, and that Frontier has made a careful examination of the Premises and the location and conditions of work. Pioneer in no case will be responsible for any loss or cost that may be suffered by Frontier as a result of the failure of Frontier to be so informed.

         22. AUTHORIZED REPRESENTATIVE; INSPECTION. Pioneer and its designated field representative or representatives shall have the right to inspect progress of work, and to issue instructions in regard to required compliance with the terms of this Agreement. Pioneer, through its authorized and designated representative or representatives, shall at all times be allowed access to all parts of the logging operations and work locations of Frontier, and shall be furnished such information and assistance by Frontier, or the designated representative or representatives of Frontier, as may be reasonably required to make a complete and detailed inspection.

         23. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration, except any claim for injunctive relief pursuant to Section 24.2.1 below or any action in equity to enforce specific performance pursuant to Section 24.2.3 below. Arbitration shall take place before a panel of three arbitrators, one chosen by Pioneer, one by Frontier and the third chosen by the first two. The arbitration shall be held in such place in the

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metropolitan Portland, Oregon area as may be specified by the arbitrators or a majority of them and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the panel shall be final and binding and may be enforced, if necessary, in any court of competent jurisdiction. The determination of which party (or combination of them) bears the costs and expenses incurred in connection with any such arbitration proceeding shall be determined by the panel. The panel shall have no power or jurisdiction to consider evidence with respect to or to render any award of or judgment for punitive damages

         24.      DEFAULT.

                  24.1 Time and strict performance hereunder are the essence of this Agreement, and it is agreed that any one of the following shall constitute an event of default:

                       24.1.1 Failure by Frontier to pay any amount owing to Pioneer under this Agreement on or before the due date thereof.

                       24.1.2 Failure by either party to keep and perform any agreement, covenant or condition hereunder (other than a payment default by Frontier under Section 24.1.1), if such failure shall continue for a period of thirty (30) days after written notice thereof from the other party; provided, however, if such failure to perform is not curable within such 30-day period, it shall not be an event of default if the non-performing party, promptly after such notice, commences such actions as shall be necessary to cure such failure, diligently pursues such curative action and completes the cure of such failure as soon as reasonably possible.

                  24.2 In the event Frontier defaults in any manner set forth herein, Pioneer shall have the right to exercise any one or more of the following rights, powers, and remedies, which shall, to the full extent permitted by law, be cumulative and not alternative:

                       24.2.1 to obtain injunctive relief with respect to any breach of or default under this Agreement; provided, however, Pioneer shall not have the right to enjoin harvest practices which comply with the provisions of this Agreement; and provided further, no injunction against Frontier with respect to a breach or default by Frontier shall be effective against the Bank or a Successor (as defined in Section 8.2), but nothing in this section shall prevent Pioneer from obtaining an injunction against the Bank or such Successor for its own acts or omissions in breach or violation of this Agreement.

                       24.2.2 to recover damages from Frontier's breach of contract;

                       24.2.3 to specifically enforce this Agreement by suit in equity.

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                  24.3 Nothing contained in this Section 24 shall be deemed or construed to extend the Termination Date as determined under Section 8 above.

         25. ATTORNEY'S FEE. In the event any arbitration, suit or action is filed by either party hereto to enforce any of the terms, covenants or provisions of this Agreement, or to rescind the same, the party prevailing in any such proceeding, or any appeal therefrom, shall be entitled to reasonable attorney's fees at the trial level and on appeal or review to be established by the arbitration panel or Court, and expert witness fees, together with all costs otherwise recoverable under Oregon law, from the non-prevailing party.

         26. ACCESS. Pioneer makes no representations or warranties, express or implied, with respect to rights of access to any portion of the Premises. Pioneer hereby assigns to Frontier, which assignment shall terminate upon the expiration or earlier termination of this Agreement, Pioneer's rights in any easements, permits, or licenses granting Pioneer ingress and egress to the Premises over or through land owned by third parties, provided that such assignment shall be non-exclusive and Pioneer shall continue to have and may also exercise all such rights.

         27. ASSIGNMENT. Pioneer shall have the right to assign this Agreement, in whole or in part, upon notice to but without Frontier's consent. Frontier shall have the right to assign this Agreement, in whole or in part, upon notice to but without Pioneer's consent.

         28. REPRESENTATIONS. Each party represents and warrants to the other that: (i) it is a limited liability company duly organized and validly existing under the laws of the State of Oregon; (ii) it has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated by, and otherwise to comply with and perform its respective obligations under this Agreement; (iii) all action necessary to confirm such authority has been duly and lawfully taken, except that, with respect to Pioneer, the consent and/or subordination of Pioneer's lenders may be necessary;
(iv) upon execution hereof, this Agreement shall constitute the valid and binding agreement of each party in accordance with its terms, except as such terms may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar debtor relief laws from time to time in effect or general principles of equity, regardless of whether such enforceability is considered in equity or at law; and (v) neither execution nor performance of this Agreement will violate the terms of any provision of its Articles of Organization, Operating Agreement or any note, loan agreement, commitment agreement, lease or other material contract or agreement to which it is a party, except that, with respect to Pioneer, the consent and/or subordination of Pioneer's lenders may be necessary. Each party shall deliver to the other a certified copy of a resolution of its Management Committee authorizing the execution of this Agreement or such other evidence of authority that is reasonably acceptable to the other.

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         29.      NOTICES. Any notice or demand required or permitted to be
given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

                  29.1 Deposited in the United States mail, in a sealed envelope, postage prepaid, by registered or certified mail, return receipt requested, or hand delivered, respectively addressed as follows:

                  If to Pioneer:           James A. Mehrwein
                                           Pioneer Resources, LLC
                                           95 S. Bertelsen Road, Suite A
                                           Eugene, OR 97402

                  If to Frontier:          Greg Demers
                                           Frontier Resources, LLC
                                           P.O. Box 876
                                           25310 Jeans Road
                                           Veneta, OR 97487

                  29.2 Sent to the above address via an established national overnight delivery service (such as Federal Express) charges prepaid; or

                  29.3 Sent via any electronic communications method, provided the sender obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the addressee listed above; provided also that, if this method is used, the party shall immediately follow such notice with a second notice in one of the methods set forth in subsections
29.1 or 29.2 above. Notices shall be effective three business days after mailing if sent by United States mail, one business day after dispatch if sent by overnight delivery service, and upon delivery if hand delivered or sent by an electronic communications method.

         30. MODIFICATION. No modification of this Agreement shall be valid unless made in writing and duly executed by Pioneer and Frontier.

         31. NO WAIVER. The failure of either party to insist upon prompt and strict performance of any of the terms or conditions in this Agreement shall not constitute a waiver of such party's right to insist upon strict performance thereafter or in other instances.

         32. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Oregon, except for its rules pertaining to conflicts of laws.

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         33.      COUNTERPARTS, EXECUTION BY FACSIMILE. This Agreement may be
executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one in the same instrument. Delivery of an executed copy of this Agreement by facsimile transmission will be deemed to be an execution and delivery of this Agreement on the date of such transmission by the party so delivering such a copy, provided that the party so delivering such a copy via facsimile transmission shall deliver the executed original of this Agreement to the other party herein within three (3) days of the date of delivery of the copy sent via the facsimile transmission.

         34. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This document constitutes the entire agreement between the parties and merges and replaces all prior negotiations, discussions, representations, warranties, and agreements of the parties with respect to the subject matter hereof. Because this Agreement has been the subject of negotiation between the parties, the rule of construction that any ambiguity is to be construed against the drafter shall not apply. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties. In the event of any conflict between this Agreement and any exhibit attached hereto, the terms of this Agreement shall be controlling. The covenants, agreements, representations and warranties made herein shall survive the closing of this transaction and shall not merge into the Timber Deeds or the recording thereof.

         35.      CLOSING.

                  35.1 This transaction shall close in escrow at Oregon Title Insurance Company, Eugene, Oregon, on or before June ___, 1999, provided that if
(a) the conditions set forth in Section 35.2 have not been satisfied or waived by Frontier and (b) Pioneer has not unconditionally received the Purchase Price in cash, both on or before June ___, 1999, then this Agreement shall be deemed automatically terminated and neither party shall have any further rights or obligations hereunder.

                  35.2 Frontier's obligations to close are subject to and conditioned upon written approval from its Lender, First Union, of (i) this Agreement, (ii) the Timber Deed attached hereto as Exhibits B-1 and B-2, (iii) the Subordination Agreement to be provided by Pioneer's Lender, First Union National Bank, and (iv) a commitment from a title insurance company to insure the first lien of First Union National Bank's security interest in the Timber, subject only to exceptions to title which First Union National Bank shall approve.

                  35.3 Pioneer shall pay any transfer or excise taxes due as a result of the purchase and sale under this Agreement or as a result of recording the Timber Deeds. Frontier and Pioneer shall evenly split the payment of all title insurance costs, recording fees and other closing costs in connection with such closing.

         Executed as of the date first set forth above.

12 - TIMBER PURCHASE AGREEMENT

PIONEER RESOURCES, LLC                      FRONTIER RESOURCES, LLC

By:                                         By:
   -----------------------------               ------------------------------
Name:  James A. Mehrwein                    Name:
                                                 ----------------------------
Title:  Vice President                      Title:
                                                  ---------------------------

Schedule of Exhibits:
A:       Legal Description of Premises
B-1:     Statutory Bargain and Sale Deed (Oregon)
B-2:     Quitclaim Deed (Washington)
C:       Exceptions to Title

13 - TIMBER PURCHASE AGREEMENT

                                   EXHIBIT A-1
                     Legal Description of the First Property


Sale Name: Wilkins Creek (Part of Existing Kinzua Timber Deed) - Appraisal Name:
Wilkins

Legal:   Sec 24, T5S, R30E, All
         Sec 25, T5S, R30E, All
         Sec 36, T5S, R30E, N1/2

Sale Name: Scaffold - Appraisal Name: Buckaroo

Legal:   Sec 6, T6S, R30E, Lot 1, Lot 2, Lot 3, S1/2 NE1/4, SE1/4 NW1/4, E1/2
         SW1/4, SE1/4
         Sec 7, T6S, R30E, All
         Sec 18, T6S, R30E, All
         Sec 19, T6S, R30E, N1/2 NE1/4, NE1/4 NW1/4
         Sec 13, T6S, R29E, SE1/4

Sale Name: Sulphur Gulch - Appraisal Name: Elk Grove

Legal:   Sec 1, T7S, R30E, S1/2 NE1/4, N1/2 SE1/4, N1/2 SW1/4, SW1/4 SW1/4
         Sec 2, T7S, R30E, E1/2 SE1/4
         Sec 12, NW1/4 NW1/4

Sale Name: Seven Mile (Dean Forth Timber Deed) - Appraisal Name: Dean Forth Timber Deed

Legal:   Sec 32, T1S, R33E, SE1/4
         Sec 33, T1S, R33E, S1/2 NW1/4, N1/2 SW1/4, E1/2 NE1/4, SW1/4 NE1/4,
         N1/2 SE1/4, SW1/4 SE1/4
         Sec 34, T1S, R33E, NW1/4

Sale Name: Desolation (Part of Existing Kinzua Timber Deed) - Appraisal Name:
Desolation

Legal:   Sec 1, T8S, R32E, Lot 4, S1/2 NW1/4, S1/2
         Sec 2, T8S, R32E, E1/2 SE1/4
         Sec 12, T8S, R32E, W1/2 NW1/4, NE1/4 NW1/4, NW1/4 NE1/4

Sale Name: Baptist - Appraisal Name: Baptist

Legal:   Sec 6, T8N, R40E, SE1/4 NE1/4, SE1/4
         Sec 8, T8N, R40E, W1/2 NW1/4

Sale Name: John Z #2 - Appraisal Name: Block 3

Legal:   Sec 31, T5S, R26E, SE1/4 SE1/4
         Sec 32, T5S, R26E, E1/2 NW1/4, SW1/4 NE1/4, SW1/4 SW1/4, SE1/4 SW1/4,
         NE1/4 SW1/4
         Sec 4, T6S, R26E, E1/2 NW1/4, NE1/4

Sale Name: Opal South - Appraisal Name: Block 3

Legal:   Sec 36, T5S, R25E, NE1/4, E1/2 SW1/4, W1/2 SE1/4
         Sec 3, T6S, R26E, SW1/4 SW1/4
         Sec 4, T6S, R26E, S1/2 SE1/4
         Sec 6, T6S, R26E, SE1/4 SE1/4, W1/2 NE1/4
         Sec 7, T6S, R26E, NE1/4
         Sec 8, T6S, R26E, NW1/4 NW1/4
         Sec 9, T6S, R26E,  E1/2
         Sec 10, T6S, R26E, SW1/4, W1/2 NW1/4

Sale Name: B&C Board - Appraisal Name: Burns Ranch

Legal:   Sec 23, T 5S, R26E, E1/2 SW1/4, W1/2 SE1/4, NE1/4 SE1/4, SE1/4 NE1/4
         Sec 24, T 5S, R26E, SW1/4 NW1/4, NW1/4 SW1/4
         Sec 26, T 5S, R26E, NE1/4 NW1/4

Sale Name: Blakes OR - Appraisal Name: Blake Ranch

Legal:   Sec 7, T4S, R29E, S1/2 N1/2, E1/2 SW1/4, SE1/4
         Sec 18, T4S, R 29E, NE1/4 NW1/4, NW1/4 NE1/4

Sale Name: Parkers Mill - Appraisal Name: Part in Burns Ranch, part in Block 3

Legal:
         Sec 28, T5S, R26E, NW1/4 NE1/4 (Block 3), SE1/4 NE1/4 (Burns Ranch), SW1/4 NE1/4 (Block 3), SE 1/4 (NW1/4 SE1/4 is Block 3; S1/2 SE1/4 &
         NE1/4 SE1/4 are Burns Ranch)
         Sec 33, T 5S, R26E, NE1/4 (N1/2 NE1/4 & SW1/4 NE1/4 are Block 3; SE1/4
         NE1/4 is Burns Ranch), N1/2 SE1/4 (Burns Ranch)
         Sec 34, T 5S, R26E, W1/2 NW1/4 (NW1/4 NW1/4 is Block 3, SW1/4 NW1/4 is
         Burns Ranch)

Sale Name:  Browns Helo - Appraisal Name: Block 3

Legal:   Sec 22, T6S, R24E, SE1/4, S1/2 NE1/4
         Sec 23, T6S, R24E, Lot 2, Lot 3, Lot 4, SE1/4 NW1/4,E1/2 SW1/4, SE1/4
         Sec 24, T6S, R24E, Lot 4
         Sec 25, T6S, R24E, Lot 1, SE1/4 NW1/4, E1/2 SE1/4
         Sec 26, T6S, R24E, Lot 1, NE1/4 NW1/4, W1/2 NE1/4, NE1/4 SE1/4

Sale Name:  Camas Pool - Appraisal Name: Block 3

Legal:   Sec 16, T6S, R25E, W1/2SW1/4,
         Sec 17, T6S, R25E, SW1/4 NW1/4, NE1/4 NW1/4, SE1/4 NW1/4, S1/2 NE1/4,
         SW1/4
         Sec 20, T6S, R25E, E1/2 NE1/4, NE1/4 SE1/4, SE1/4 SE1/4, SW1/4 SE1/4
         Sec 21, T6S, R25E, W1/2
         Sec 27, T6S, R25E, W1/2 NW1/4
         Sec 28, T6S, R25E, NE1/4, S1/2 NW1/4, SW1/4, N1/2 SE1/4
         Sec 29, T6S, R25E, NW1/4, W1/2 NE1/4, SE1/4, E1/2 SW1/4

Sale Name: Jug Creek - Appraisal Name: Part in Burns Ranch, part in Johnson
Creek

Legal:   Sec 13, T5S, R26E, NE1/4 (Burns Ranch)
         Sec 7, T5S, R27E, NW1/4 SW1/4 (Burns Ranch), SE1/4 SW1/4 (Burns Ranch), SW1/4 SW1/4 (Burns Ranch)
         Sec 17, T5S, R27E, SW1/4 (Johnson Creek), S1/2 SE1/4 (Johnson Creek) Sec 18, T5S, R27E, NW1/4 NW1/4 (Burns Ranch), SE1/4 SW1/4 (Johnson Creek), S1/2 SE1/4 (Burns Ranch)
         Sec 19, T5S, R27E, N1/2 NE1/4 (Johnson Creek)
         Sec 20, T5S, R27E, W1/2 NW1/4 (Johnson Creek)

                                   EXHIBIT A-2
                    Legal Description of the Second Property


Sale Name:  Summerfield Ridge - Appraisal Name: Johnson Creek

Legal:  Sec19, T4S, R28E, S1/2, S1/2 N1/2, NE1/4 NW1/4, NW1/4 NE1/4
        Sec 30, T4S, R28E, E1/2, E1/2 W1/2

Sale Name:  Tupper - Appraisal Name: Block 3

Legal:  Sec 5, T6S, R27E, All
        Sec 6, T6S, R27E, All
        Sec 7, T6S, R27E, N1/2
        Sec 8, T6S, R27E, N1/2 N1/2

                                   EXHIBIT B-1

                     STATUTORY BARGAIN AND SALE TIMBER DEED

         PIONEER RESOURCES, LLC, an Oregon limited liability company ("Grantor") conveys to FRONTIER RESOURCES, LLC, an Oregon limited liability company ("Grantee"), without any covenants or warranties of title except as expressly set forth below, all of the "Timber" (as defined below) on those certain parcels of land situated in Wheeler, Morrow, Umatilla and Grant Counties, Oregon, described below:

                          SEE EXHIBIT A ATTACHED HERETO
                      AND INCORPORATED HEREIN (the "Land")

         Together with the rights to enter upon the Land, to cut and remove the Timber and to build, maintain and repair roads, all subject to and in accordance with the provisions of the Timber Purchase Agreement, which is defined below.

         The true consideration for this conveyance is the sum of $______________.

         As used herein, the term "Timber" shall mean the merchantable timber standing or lying on the Land during the term of this Deed which is included in the definition of "Timber" set forth in the Timber Purchase Agreement.

         Grantee shall have until March 31, 2002 (the "Termination Date") to cut and remove the Timber. Provided however, at the election of Grantee, the Termination Date shall be extended for the period of any delay(s) in Grantee's harvest and removal of the Timber due to acts of God, acts of government, labor disputes, strikes, weather conditions or other events of force majeure beyond the reasonable control of Grantee. If any such extension shall apply, Grantee shall use its best efforts to complete its full performance hereunder as soon as possible thereafter. Notwithstanding the foregoing, in no event shall the Termination Date be extended beyond December 31, 2002; provided, however, the Termination Date may be extended under certain other limited circumstances, to the extent expressly provided in the Timber Purchase Agreement, to a date not later than September 30, 2003.

         On the Termination Date, all right, title and interest in and to any remaining Timber shall revert automatically to the Grantor herein, it successors and assigns, without the requirement of any action by any party hereto.

         Grantor hereby warrants to Grantee that Grantor has not granted or created any liens, claims, and encumbrances of any kind against the Timber or the Land since October 9, 1998, except those specified on EXHIBIT B attached hereto and incorporated herein.

         This Timber Deed has been executed and delivered, and accepted, subject to the terms and provisions of that certain Timber Purchase Agreement dated as of June ___, 1999 between Grantor and Grantee ("Timber Purchase Agreement"), which by this reference is hereby incorporated herein.

         EXECUTED as of the ___ day of June, 1999.

                                    GRANTOR:

                                    PIONEER RESOURCES, LLC, an Oregon limited liability company

                                    By:
                                       ---------------------------------------
                                    Name:  James A. Mehrwein
                                    Its:  Vice President

STATE OF                            )
        ------------------------
                                    ) ss.

County of                           )
         --------------------------


         This instrument was acknowledged before me on June ____, 1999, by James
A. Mehrwein, Vice President of PIONEER RESOURCES, LLC, an Oregon limited liability company.



                                  ---------------------------------------
                                  NOTARY PUBLIC FOR OREGON
                                  My Commission Expires:
                                                        -----------------

                                  [NOTARIAL SEAL]

                                  Upon recording return to:

                                  Frontier Resources, LLC

                                  P.O. Box 876
                                  25310 Jeans Road
                                  Veneta, OR  97487

                                   EXHIBIT B-2







AFTER RECORDING RETURN TO:
James C. Reinhart, Esq.
Schwabe, Williamson & Wyatt
1211 S.W. Fifth Avenue, Suite 1700
Portland, Oregon  97204


                                 QUITCLAIM DEED
                                  (Washington)

REFERENCE NUMBER(S) of related documents:  none

Grantor: Pioneer Resources, LLC, an Oregon limited liability company

Grantee: Frontier Resources, LLC, an Oregon limited liability company

Abbreviated Legal Description:  Portion of S6 & S8, T8N, R40E, WM
         Full Legal Description Located on Page Exhibit A

Assessor's Property Tax Parcel Account Number:
                                              ----------------